                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
[LETTERHEAD]

                                         CONTACT:
              Wendy L. Raway      John R. Danielson     Judith T. Murphy
              Media Relations     Investor Relations    Investor Relations
              (612) 973-2429      (612) 973-2261        (612) 973-2264

              U.S. BANCORP REPORTS RECORD OPERATING EARNINGS FOR 3Q 1997


                                                       3Q          3Q         PERCENT      YTD         YTD         PERCENT
 EARNINGS SUMMARY                                     1997        1996        CHANGE       1997        1996         CHANGE
---------------------------------------------------------------------------------------------------------------------------
 ($ in millions, except per-share data)
  Before nonrecurring items*:
    Operating earnings                               $324.8       $290.6        11.8       $919.7      $850.3        8.2
    Operating earnings to common                      321.7        286.0        12.5        910.5       836.3        8.9
    Earnings per common share (fully diluted)          1.29         1.11        16.2         3.64        3.26       11.7

  Net income (loss)                                   (47.6)       255.7          nm        549.6       926.6      (40.7)
  Earnings (loss) per common share (fully diluted)    (0.20)        0.98          nm         2.16        3.55      (39.2)

  Dividends paid per common share                    0.4650       0.4125        12.7       1.3950      1.2375       12.7
  Book value per common share (period-end)            22.82        22.97        (0.7)

  Return on average common equity** (%)                22.3         19.7                     21.5        19.7
  Return on average assets** (%)                       1.88         1.70                     1.80        1.69

  Net interest margin (%)                              5.03         5.05                     5.05        5.03
  Efficiency ratio** (%)                               47.7         51.6                     49.3        52.4


  * Net nonrecurring items totaled $(525.8) million, or $(372.4) million, after-tax, in 3Q97 and $(56.2) million, or $(34.9) million, after-tax, in 3Q96. Net nonrecurring items totaled $(522.2) million, or $(370.1) million, after-tax, year-to-date 1997 and $144.6 million, or $76.3 million, after-tax, year-to-date 1996.
 **  before nonrecurring items


MINNEAPOLIS, October 16, 1997 -- U.S. Bancorp (NYSE: USB) today reported record operating earnings of $324.8 million, or $1.29 per fully diluted share, for the third quarter of 1997, compared with $290.6 million, or $1.11 per fully diluted share, in the third quarter of 1996. Return on average assets and return on average common equity, excluding nonrecurring items, were 1.88 percent and 22.3 percent, respectively, in the third quarter of 1997, compared with returns, excluding nonrecurring items, of 1.70 percent and 19.7 percent in the third quarter of 1996.

    U.S. Bancorp, formerly known as First Bank System, Inc., (the "Company") is the organization created by the merger of First Bank System, Inc. ("FBS") and U.S. Bancorp ("USBC") of Portland,

Oregon. The merger was completed on August 1, 1997 as a pooling-of-interests, and prior periods have been restated.

    As a result of the merger, the Company recorded a net loss for the third quarter of 1997, including nonrecurring items, of $(47.6) million, or $(0.20) per fully diluted share, compared to net income of $255.7 million, or $0.98 per fully diluted share, in the third quarter of 1996.

    During the third quarter, senior management and employees continued to focus on the goal of successfully completing the integration of the former FBS and former USBC into the new U.S. Bancorp. The integration and conversion plans were completed prior to close on August 1st, and the planned tasks are on schedule. The credit card system conversion is planned for October, 1997. The trust and core systems conversions are scheduled for the first and second quarters of 1998. The planned cost take-outs of $340 million, or 28% of the former USBC's expense base, are expected to be substantially achieved on a run-rate basis by the third quarter of 1998.

    Earnings in the third quarter of 1997 included nonrecurring charges of $535.2 million, consisting of $440.2 million ($318.5 million after-tax) of merger-related expenses and a $95.0 million ($59.8 million after-tax) merger-related provision for credit losses. The $440.2 million of merger-related expenses included $232.3 million of severance and retention costs, $65.8 million of occupancy/equipment writedowns, $43.4 million of capitalized software and other asset writeoffs, $35.0 million of investment banking and other transaction costs, $27.1 million of conversion expense, and $36.6 million of other merger-related expenses. Approximately $190.0 million ($120.0 million after-tax) of additional merger-related expenses are expected to be incurred over the next four quarters. Merger-related credit activity included the $95.0 million merger-related provision for credit losses and $62.3 million of charge-offs, taken as a result of efforts to align the classification and charge-off practices of the former USBC with those of the Company. The quarter also included nonrecurring income of $9.4 million ($5.9 million after-tax) from the gain on sale of USBC's affinity credit card portfolio.

    U.S. Bancorp's President and Chief Executive Officer, John F. Grundhofer, said, "We are very pleased with the results of our first quarter as the new U.S. Bancorp. Our integration and conversion efforts are progressing on schedule, while our day-to-day business continues to grow. Our operating return on assets of 1.88 percent, return on equity of 22.3 percent and efficiency ratio of 47.7 percent are among the best in the industry."

    The strong operating earnings for the third quarter reflected growth in both net interest income and noninterest income and a decrease in noninterest expense from the third quarter of 1996. Excluding nonrecurring items, noninterest income for the quarter increased $44.3 million, or 12.4 percent, from the third quarter of 1996, while noninterest expense declined by $18.1 million, or 3.1 percent. The combination of growing revenues and declining expense led to an efficiency ratio (ratio of expenses to revenues), before nonrecurring items, of 47.7 percent in the third quarter of 1997, compared with
51.6 percent in the third quarter of 1996.

    Excluding merger-related charge-offs, net charge-offs were .76 percent of average loans in the third quarter of 1997, compared with .73 percent in the second quarter of 1997 and .54 percent in same period of last year. Consumer loans (excluding first mortgage loans) 30 days or more past due were 2.18 percent of loans outstanding for the third quarter of 1997, slightly below the
2.26 percent for the second quarter of 1997, and slightly above the 2.06 percent in the same period of last year. The ratio of allowance for credit losses to nonperforming loans continued to indicate strong reserve coverage of 343 percent at September 30, 1997, higher than the coverage ratio of 310 percent at June 30, 1997, and slightly below the coverage ratio of 357 percent at September 30, 1996.

    On September 15, 1997, U.S. Bancorp announced that it would acquire Zappco, Inc., a bank holding company headquartered in St. Cloud, Minnesota, with three banks, six banking locations and total assets of $360 million. The acquisition is subject to regulatory approval and is expected to close around year end 1997.

  INCOME STATEMENT HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------
  (Taxable-equivalent basis, $ in millions,
         except per-share data)                 3Q          3Q        PERCENT      YTD         YTD        PERCENT
                                               1997        1996        CHANGE      1997        1996        CHANGE
                                             --------------------------------------------------------------------
  Net interest income                         $779.8      $770.0          1.3    $2,321.3    $2,256.6        2.9
  Provision for credit losses*                  90.0        73.1         23.1       275.3       195.7       40.7
  Noninterest income*                          400.3       356.0         12.4     1,181.7     1,071.4       10.3
  Noninterest expense*                         562.9       581.0         (3.1)    1,727.9     1,744.9       (1.0)
                                              -------------------                 --------------------
  Income before taxes and
    nonrecurring items                         527.2       471.9         11.7     1,499.8     1,387.4        8.1
  Taxable-equivalent adjustment                 14.5        16.1         (9.9)       44.2        48.2       (8.3)
  Income taxes*                                187.9       165.2         13.7       535.9       488.9        9.6
                                              -------------------                 --------------------

  Income before nonrecurring items             324.8       290.6         11.8       919.7       850.3        8.2
  Net nonrecurring items (after-tax)          (372.4)      (34.9)          nm      (370.1)       76.3         nm
                                              -------------------                 --------------------
  Net income (loss)                           ($47.6)     $255.7           nm      $549.6      $926.6      (40.7)
                                              -------------------                 --------------------
                                              -------------------                 --------------------
  Net income (loss) to common                 ($50.7)     $251.1           nm      $540.4      $912.6      (40.8)
                                              -------------------                 --------------------
                                              -------------------                 --------------------


  Per fully diluted common share:**
    Earnings, before nonrecurring items        $1.29       $1.11         16.2       $3.64       $3.26       11.7
                                              -------------------                 --------------------
                                              -------------------                 --------------------
    Earnings on a cash basis,
      before nonrecurring items***             $1.41       $1.22         15.6       $3.97       $3.54       12.1
                                              -------------------                 --------------------
                                              -------------------                 --------------------

    Net income (loss)                         ($0.20)      $0.98           nm       $2.16       $3.55      (39.2)
                                              -------------------                 --------------------
                                              -------------------                 --------------------
    Earnings (loss) on a cash basis***        ($0.09)      $1.08           nm       $2.49       $3.95      (37.0)
                                              -------------------                 --------------------
                                              -------------------                 --------------------

   *   before effect of nonrecurring items
  ** nonrecurring items reduced earnings by $1.49 in 3Q97, $0.13 in 3Q96 and $1.48 year-to-date 1997 and added $0.29 year-to-date 1996 nonrecurring items reduced cash basis earnings by $1.50 in 3Q97, $0.14 in 3Q96 and 1.48 year-to-date 1997 and added $0.41 year-to-date 1996
  *** calculated by adding amortization of goodwill and other intangible assets to net income

NET INTEREST INCOME

     Third quarter net interest income on a taxable-equivalent basis was $779.8 million, which was higher by $9.8 million, or 1.3 percent, than the third quarter of 1996. The increase was primarily the result of an increase in earning assets of $902 million in the third quarter of 1997, driven by loan production, partially offset by reductions in investment securities and residential mortgages. Average loans were up $2.5 billion, or 4.8 percent, from the third quarter of 1996. Excluding residential mortgage loans and the effect of the $420 million first quarter corporate card securitization, average loans for the third quarter were higher by $3.2 billion, or 7.0 percent, than third quarter of 1996. This increase reflected growth in both core commercial and consumer loans.

     Average securities for the third quarter were lower by $942 million than the third quarter of 1996, reflecting both maturities and sales of securities.

     The net interest margin in the third quarter of 1997 of 5.03 percent was slightly below the 1996 margin of 5.05 percent.

     AVERAGE LOANS
     --------------------------------------------------------------------------
     ($ in millions)
                                                3Q           3Q         PERCENT
                                               1997         1996         CHANGE
                                             ----------------------------------
    Commercial*                              $22,574     $21,015          7.4
    Commercial real estate                    10,300       9,482          8.6
                                             -------     -------
      Total commercial                        32,874      30,497          7.8

    Home equity and second mortgage            5,204       4,679         11.2
    Credit card                                3,764       3,547          6.1
    Other                                      6,847       7,161         (4.4)
                                             -------     -------
      Total consumer, excl. residential       15,815      15,387          2.8

    Residential mortgage                       5,001       5,356         (6.6)
                                             -------     -------

    Total loans                              $53,690     $51,240          4.8
                                             -------     -------
                                             -------     -------

    Total loans, excluding residential
      mortgages                              $48,689     $45,884          6.1
                                             -------     -------
                                             -------     -------

    * $420 million of corporate charge card receivables were securitized and removed from the loan portfolio during the 1Q 1997. Excluding the securitization, commercial loans would have increased by $2.0 billion, or 9.4%, and, excluding residential mortgage loans, total loans would have increased by $3.2 billion, or 7.0 percent.

  NONINTEREST INCOME
----------------------------------------------------------------------------------------------------------------------
  ($ in millions)
                                                   3Q           3Q       PERCENT       YTD          YTD        PERCENT
                                                  1997         1996       CHANGE       1997         1996        CHANGE
                                                 ---------------------------------------------------------------------
  Credit card fee revenue*                       $106.2       $90.1        17.9       $295.7      $260.2         13.6
  Service charges on deposit accounts             102.2        96.4         6.0        295.0       279.8          5.4
  Trust fees                                       87.4        74.2        17.8        259.2       225.0         15.2
  Investment products fees and commissions         16.5        13.1        26.0         49.0        44.9          9.1
  Other                                            88.0        82.2         7.1        282.8       261.5          8.1
                                                -------------------                 --------------------
    Subtotal                                      400.3       356.0        12.4      1,181.7     1,071.4         10.3

  Termination fee, net of transaction costs         --          --                       --        190.0
  State income tax refund                           --          --                       --         65.0
  Gain on sale of mortgage banking operations       --          --                       --         45.8
  Gain on sale of operations and loans              9.4         --                       9.4        25.6
  Net securities gains                              --          0.9                      3.6        20.3
  Other                                             --          4.2                      --          4.2
                                                -------------------                 --------------------
    Nonrecurring gains                              9.4         5.1                     13.0       350.9
                                                -------------------                 --------------------

  Total noninterest income                       $409.7      $361.1                 $1,194.7    $1,422.3
                                                -------------------                 --------------------
                                                -------------------                 --------------------

   * Excluding the effect of the 1Q 1997 corporate card securitization, credit card fee income would have increased by $21.2 million, or 23.5 percent, over 3Q 1996 and $47.2 million, or 18.1 percent over year-to-date 1996.

NONINTEREST INCOME

     Third quarter noninterest income, before nonrecurring items, was $400.3 million, an increase of $44.3 million, or 12.4 percent, from the same quarter of 1996. Excluding the reduction in fees related to the first quarter corporate card securitization, noninterest income, before nonrecurring items, increased by $49.4 million, or 13.9 percent. The increase in noninterest income resulted from growth in all categories of fee revenue. Credit card fee revenue increased by $16.1 million, or 17.9 percent, as a result of higher volumes for Purchasing and Corporate Cards and the Northwest Airlines WorldPerks credit card, partially offset by the effect of the first quarter corporate card securitization. Excluding the effect of the corporate card securitization, credit card fee revenue would have increased by $21.2 million, or 23.5 percent. Trust fees were up over the third quarter of 1996 by $13.2 million, or 17.8 percent, due to growth in the corporate, institutional and personal trust businesses. The nonrecurring gain on sale resulted from the sale of the former USBC's $45 million affinity credit card portfolio.

     NONINTEREST EXPENSE
----------------------------------------------------------------------------------------------------------------------
     ($ in millions)
                                                   3Q          3Q        PERCENT       YTD          YTD        PERCENT
                                                  1997        1996        CHANGE       1997         1996        CHANGE
                                                 ---------------------------------------------------------------------
  Salaries*                                      $242.2      $238.1         1.7       $729.7      $715.3          2.0
  Employee benefits*                               49.2        52.2        (5.7)       167.5       167.2          0.2
  Net occupancy                                    45.3        44.6         1.6        136.3       133.9          1.8
  Furniture and equipment                          40.4        42.1        (4.0)       127.4       131.4         (3.0)
  Goodwill and intangibles*                        29.1        27.1         7.4         82.3        73.2         12.4
  Professional services*                           18.9        13.5        40.0         47.5        40.6         17.0
  Other personnel costs                            14.3        23.8       (39.9)        47.1        61.1        (22.9)
  Telephone                                        15.5        15.9        (2.5)        44.8        44.7          0.2
  Advertising and marketing                        13.3        15.7       (15.3)        42.2        46.3         (8.9)
  FDIC insurance                                    2.4         2.5        (4.0)         6.9        11.4        (39.5)
  Other*                                           92.3       105.5       (12.5)       296.2       319.8         (7.4)
                                              ---------------------                ---------------------
    Subtotal                                      562.9       581.0        (3.1)     1,727.9     1,744.9         (1.0)

  Merger-related                                  440.2         --                     440.2        49.5
  SAIF special assessment                           --         61.3                      --         61.3
  Branch distribution resizing                      --          --                       --         38.6
  Goodwill and intangibles                          --          --                       --         29.5
  Salaries and employee benefits                    --          --                       --         10.1
  Other                                             --          --                       --         17.3
                                              ---------------------                ---------------------
    Nonrecurring charges                          440.2        61.3                    440.2       206.3
                                              ---------------------                ---------------------

  Total noninterest expense                    $1,003.1      $642.3                 $2,168.1    $1,951.2
                                              ---------------------                ---------------------
                                              ---------------------                ---------------------


  *  before effect of nonrecurring items in 1996

NONINTEREST EXPENSE

  Third quarter noninterest expense, before nonrecurring items, totaled $562.9 million, a decrease of $18.1 million, or 3.1 percent, from the third quarter of 1996. Expense reductions in a number of categories reflect the initial benefits of the merger, realized through lower expenditures for furniture and equipment expense, telephone and other expense, such as travel and entertainment and printing, stationary and supplies. The reduction in other personnel reflects lower contract labor expense associated with 1996 technology projects that are now complete. Offsetting a portion of the favorable variance in contract labor was an increase in professional services expense, which was

$5.4 million higher than the third quarter of 1996, primarily due to several 1997 technology initiatives which involve third party consulting arrangements.

    The $440.2 million of nonrecurring expenses in the third quarter of 1997 were merger-related, including $232.3 million of severance and retention costs, $65.8 million of occupancy/equipment write-downs, $43.4 million of capitalized software and other asset write-offs, $35.0 million of investment banking and other transaction costs, $27.1 million of conversion expense, and all other merger-related expenses of $36.6 million. Additional merger-related charges of approximately $190.0 million are expected to be incurred over the next four quarters. The 1996 third quarter nonrecurring item was a $61.3 million SAIF special assessment.



    ALLOWANCE FOR CREDIT LOSSES
    ----------------------------------------------------------------------------------------------------
    ($  in millions)
                                                             3Q        2Q        1Q        4Q        3Q
                                                            1997      1997      1997      1996      1996
                                                        -------------------------------------------------
    Balance, beginning of period                          $999.4    $993.4    $992.5    $987.4    $984.2

    Net charge-offs (recoveries)
        Commercial                                          83.8      25.2       9.2       8.1       6.1
        Consumer                                            80.7      72.8      74.7      63.1      63.8
                                                       -------------------------------------------------
        Total                                              164.5      98.0      83.9      71.2      69.9

    Provision for credit losses                             90.0     101.1      84.2      75.5      73.1
    Merger-related provision for credit losses              95.0        --        --        --        --
    Acquisitions and other additions                          --       2.9       0.6       0.8        --
                                                        -------------------------------------------------
    Balance, end of period                              $1,019.9    $999.4    $993.4    $992.5    $987.4
                                                        -------------------------------------------------
                                                        -------------------------------------------------

    Net charge-offs to average loans (%)                    1.22      0.73      0.65      0.54      0.54
    Allowance for credit losses to
        period-end loans (%)                                1.88      1.85      1.88      1.90      1.91


CREDIT QUALITY

    Total net charge-offs of $164.5 million in the third quarter of 1997 included $62.3 million of merger-related charge-offs. These charge-offs were taken to align the classification and charge-off practices of the former USBC with those of the Company. Consumer loan net charge-offs, excluding merger related charge-offs of $7.0 million, were $73.7 million, an increase of $.9 million, or 1.2 percent, from the second quarter of 1997. Excluding merger-related charge-offs, total consumer charge-offs as a percent of average loans were 1.40 percent for the third quarter of 1997, equal to the second quarter of 1997. Consumer loans (excluding first mortgage loans) 30 days or more past due were 2.18 percent of the portfolio at September 30, 1997, compared with 2.26 percent in the second quarter and 2.06 percent a year earlier. Commercial loan net charge-offs, excluding merger-related charge-offs of $55.3 million, were $28.5 million for the third quarter, compared with net charge-offs of $25.2 million in the second quarter of 1997 and $6.1 million in the third quarter of 1996. The majority of the $28.5 million of commercial net charge-offs can be attributed to one large credit.


    CONSUMER CREDIT
    -----------------------------------------------------------------------------------------------------
    (Percent)

                                                          SEP 30    JUN 30    MAR 31    DEC 31    SEP 30
                                                           1997      1997      1997      1996      1996
                                                        -------------------------------------------------
    Net Charge-off Ratios:*
       Credit cards                                         4.23      4.03      4.35      3.97     4.15
       Other consumer                                       1.28      1.20      1.20      0.82     0.87
         Subtotal, excl. first mortgage                     1.98      1.84      1.92      1.56     1.63

       First mortgage                                       0.13      0.05      0.09      0.17     0.07
         Total consumer                                     1.54      1.40      1.46      1.21     1.22

    Delinquency Ratios (including NPLs):
       Total consumer, excl. first mortgage
         Past due 30+ days                                  2.18      2.26      2.30      2.26     2.06
         Past due 90+ days                                  0.43      0.42      0.48      0.47     0.44

       Total consumer
         Past due 30+ days                                  2.56      2.47      2.68      2.57     2.47
         Past due 90+ days                                  0.65      0.67      0.69      0.71     0.67


    *  annualized and calculated on average loan balances

    The allowance for credit losses was $1,019.9 million at September 30, 1997, up from $987.4 million at September 30, 1996. The ratio of allowance for credit losses to nonperforming loans was

343 percent at September 30, 1997, compared with 310 percent at June 30, 1997, and 357 percent at September 30, 1996.

    ASSET QUALITY
    ($ in millions)
                                                          SEP 30    JUN 30    MAR 31    DEC 31    SEP 30
                                                           1997      1997      1997      1996      1996
                                                        -------------------------------------------------
    Nonperforming loans
       Commercial                                         $176.2    $199.4    $194.8    $143.7    $144.2
       Commercial real estate                               62.4      59.4      63.3      63.2      67.8
       Consumer                                             58.5      63.2      64.5      62.4      64.6
                                                        -------------------------------------------------
       Total                                               297.1     322.0     322.6     269.3     276.6

    Other real estate                                       29.0      22.7      30.3      43.2      58.2
    Other nonperforming assets                              12.1       8.1       9.8       7.5       9.9
                                                        -------------------------------------------------

    Total nonperforming assets*                           $338.2    $352.8    $362.7    $320.0   $344.7
                                                        -------------------------------------------------
                                                        -------------------------------------------------

    Accruing loans 90 days past due                        $79.5     $86.0     $85.0     $90.6    $85.1
                                                        -------------------------------------------------
                                                        -------------------------------------------------

    Allowance to nonperforming loans (%)                     343       310       308       369      357
    Allowance to nonperforming assets (%)                    302       283       274       310      286
    Nonperforming assets to loans
       plus ORE (%)0.62                                     0.62      0.65      0.69      0.61     0.66


    *  does not include accruing loans 90 days past due

    Nonperforming assets at September 30, 1997, totaled $338.2 million, down by $6.5 million, or 1.9 percent, from September 30, 1996. The ratio of nonperforming assets to loans and other real estate was .62 percent at September 30, 1997, down from .65 percent at June 30, 1996, and .66 percent at September 30, 1996.

    CAPITAL POSITION
    ----------------------------------------------------------------------------------------------------
    (Percent)
                                                          SEP 30    JUN 30    MAR 31    DEC 31    SEP 30
                                                           1997      1997      1997      1996      1996
                                                        -------------------------------------------------
    Common equity to assets                                  8.0       8.0       8.1       8.0       8.2
    Total shareholders' equity to assets                     8.2       8.2       8.3       8.3       8.5

    Tangible common equity to assets*                        6.7       6.7       6.8       6.7       6.8
    Tier 1 capital ratio                                     7.0       7.6       7.7       7.6       7.1
    Total risk-based capital ratio                          11.1      11.9      12.0      11.9      11.3
    Leverage ratio                                           7.3       7.5       7.6       7.5       6.9


    *  calculated by deducting goodwill from common equity and assets

CAPITAL

    At September 30, 1997, the common-equity-to-assets ratio was 8.0 percent, compared with a ratio of 8.2 percent at September 30, 1996, and the regional bank peer group average of 7.9 percent at June 30, 1997.

    Minneapolis-based U.S. Bancorp ("USB"), is the result of a merger between First Bank System, Inc. of Minneapolis and U.S. Bancorp, formerly headquartered in Portland, Oregon. With $70 billion in assets, USB is the 14th largest bank holding company in the nation operating more than 1,000 banking offices in 17 states: Minnesota, Oregon, Washington, Colorado, California, Idaho, Nebraska, North Dakota, Nevada, South Dakota, Montana, Iowa, Illinois, Utah, Wisconsin, Kansas, and Wyoming. The company provides comprehensive banking, trust, investment and payment systems products and services to consumers, businesses and institutions. It operates a network of 4,500 ATMs throughout the U.S. and 24 hour, seven days a week telephone customer service centers. The company is the largest provider of Visa corporate and purchasing cards in the world and one of the largest providers of corporate trust services in the U.S.

                                         ###

U. S. Bancorp
CONSOLIDATED STATEMENT OF INCOME

                                                                            Three Months Ended              Nine Months Ended
                                                                     ------------------------------------------------------------
(In Millions, Except
Per-Share Data)                                                         September 30   September 30   September 30  September 30
(Unaudited)                                                                   1997           1996           1997          1996
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                                       $1,211.1       $1,149.3       $3,561.9      $3,370.3
Securities:
  Taxable                                                                       89.0          104.5          281.0         319.4
  Exempt from federal income taxes                                              16.8           18.0           51.5          53.5
Other interest income                                                           15.2           22.6           50.7          68.0
                                                                     -------------------------------------------------------------
      Total interest income                                                  1,332.1        1,294.4        3,945.1       3,811.2
INTEREST EXPENSE
Deposits                                                                       362.3          363.6        1,077.7       1,078.7
Federal funds purchased and repurchase agreements                               41.9           51.2          140.6         150.2
Other short-term funds borrowed                                                 28.2           48.2           98.2         149.2
Long-term debt                                                                 122.1           77.5          314.6         224.7
Company-obligated mandatorily redeemable preferred securities of subsidiary  trusts holding solely the junior subordinated
debentures of the parent company                                                12.3             --           36.9            --
                                                                     ------------------------------------------------------------
      Total interest expense                                                   566.8          540.5        1,668.0       1,602.8
                                                                     ------------------------------------------------------------
Net interest income                                                            765.3          753.9        2,277.1       2,208.4
Provision for credit losses                                                    185.0           73.1          370.3         195.7
                                                                     ------------------------------------------------------------
Net interest income after provision for credit losses                          580.3          680.8        1,906.8       2,012.7
NONINTEREST INCOME
Credit card fee revenue                                                        106.2           90.1          295.7         260.2
Service charges on deposit accounts                                            102.2           96.4          295.0         279.8
Trust fees                                                                      87.4           74.2          259.2         225.0
Investment products fees and commissions                                        16.5           13.1           49.0          44.9
Gain on sale of operations and loans                                             9.4             --            9.4          25.6
Securities gains                                                                  --             .9            3.6          20.3
Termination fee                                                                   --             --             --         190.0
State income tax refund                                                           --             --             --          65.0
Gain on sale of mortgage banking operations                                       --             --             --          45.8
Other                                                                           88.0           86.4          282.8         265.7
                                                                     ------------------------------------------------------------
      Total noninterest income                                                 409.7          361.1        1,194.7       1,422.3

NONINTEREST EXPENSE
Salaries                                                                       242.2          238.1          729.7         724.5
Employee benefits                                                               49.2           52.2          167.5         168.1
Net occupancy                                                                   45.3           44.6          136.3         133.9
Furniture and equipment                                                         40.4           42.1          127.4         131.4
Goodwill and other intangible assets                                            29.1           27.1           82.3         102.7
Professional services                                                           18.9           13.5           47.5          40.6
Other personnel costs                                                           14.3           23.8           47.1          61.1
Telephone                                                                       15.5           15.9           44.8          44.7
Advertising and marketing                                                       13.3           15.7           42.2          46.3
FDIC insurance                                                                   2.4            2.5            6.9          11.4
Merger, integration, and resizing                                              440.2             --          440.2          88.1
SAIF special assessment                                                           --           61.3             --          61.3
Other                                                                           92.3          105.5          296.2         337.1
                                                                     ------------------------------------------------------------
      Total noninterest expense                                              1,003.1          642.3        2,168.1       1,951.2
                                                                     ------------------------------------------------------------
Income before income taxes                                                     (13.1)         399.6          933.4       1,483.8
Applicable income taxes                                                         34.5          143.9          383.8         557.2
                                                                     ------------------------------------------------------------
Net income                                                                    ($47.6)        $255.7         $549.6        $926.6
                                                                     ------------------------------------------------------------
                                                                     ------------------------------------------------------------
Net income applicable to common equity                                        ($50.7)        $251.1         $540.4        $912.6
                                                                     ------------------------------------------------------------
                                                                     ------------------------------------------------------------
EARNINGS PER COMMON SHARE
Primary average common and common equivalent shares                      248,459,568    254,981,925    248,819,246   254,385,569
Primary net income                                                             ($.20)          $.98          $2.17         $3.59
                                                                     ------------------------------------------------------------
                                                                     ------------------------------------------------------------



Fully diluted average common and common equivalent shares                249,008,302    258,388,435    250,024,705   258,303,532
Fully diluted net income                                                       ($.20)          $.98          $2.16         $3.55
                                                                     ------------------------------------------------------------
                                                                     ------------------------------------------------------------

U.S. Bancorp
CONSOLIDATED BALANCE SHEET

                                                    September 30         December 31   September 30
(In Millions)                                               1997                1996           1996
----------------------------------------------------------------------------------------------------
ASSETS                                                (Unaudited)                        (Unaudited)
Cash and due from banks                                   $4,342              $4,813         $5,102
Federal funds sold                                            56                  95            414
Securities purchased under agreements to resell              473                 803            720
Trading account securities                                   156                 231            207
Available-for-sale securities                              6,832               6,473          6,743
Held-to-maturity securities*                                  --                 797            825
Loans                                                     54,143              52,355         51,792
   Less allowance for credit losses                        1,020                 993            987
                                                          ------------------------------------------
   Net loans                                              53,123              51,362         50,805
Bank premises and equipment                                  885               1,018          1,020
Interest receivable                                          401                 377            387
Customers' liability on acceptances                          591                 497            592
Other assets                                               3,315               3,283          3,241
                                                          ------------------------------------------
      Total assets                                       $70,174             $69,749        $70,056
                                                          ------------------------------------------
                                                          ------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Noninterest-bearing                                   $14,433             $14,344        $14,387
   Interest-bearing                                       33,941              35,012         35,184
                                                          ------------------------------------------
      Total deposits                                      48,374              49,356         49,571
Federal funds purchased                                    1,199               1,672          1,875
Securities sold under agreements to repurchase             1,294               1,729          1,372
Other short-term funds borrowed                            2,004               3,191          3,932
Long-term debt                                             8,710               5,369          5,069
Company-obligated mandatorily redeemable preferred
 securities of subsidiary trusts holding solely the
 junior subordinated debentures of the parent company        600                 600             --
Acceptances outstanding                                      591                 497            592
Other liabilities                                          1,661               1,572          1,677
                                                          ------------------------------------------
      Total liabilities                                   64,433              63,986         64,088


Shareholders' equity:
   Preferred stock                                           150                 150            237
   Common stock                                              306                 316            320
   Capital surplus                                         1,767               1,929          2,077
   Retained earnings                                       3,472               3,809          3,742
   Unrealized gain (loss) on securities, net of tax           46                   5            (27)
   Treasury stock                                             --                (446)          (381)
                                                          ------------------------------------------
      Total shareholders' equity                           5,741               5,763          5,968
                                                          ------------------------------------------
      Total liabilities and shareholders' equity         $70,174             $69,749        $70,056
                                                          ------------------------------------------
                                                          ------------------------------------------

 *The fair value of held-to-maturity securities was as follows: December 31, 1996 - $811 and September 30, 1996 - $836